UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2007

NATURAL HEALTH TRENDS CORP.

(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

2050 Diplomat Drive	Dallas, TX	75234

(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code	(972) 241-4080

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 13, 2007, Natural Health Trends Corp. (the “Company”) received a letter from The Nasdaq Stock Market (the “Nasdaq Letter”) stating that the Company is not in compliance with the audit and compensation committee requirements for continued listing on The Nasdaq Stock Market under Marketplace Rules 4350(d)(2) and 4350(c)(3), respectively. As previously disclosed, Anthony B. Martino resigned from the Company’s Board of Directors on October 19, 2007. Mr. Martino was the Chairman of the Audit Committee and a member of the Compensation Committee. The Nasdaq Letter provides the Company with a cure period in order to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or October 19, 2008, or, if the Company’s next annual shareholders’ meeting is held before April 16, 2008, then the Company must evidence compliance by April 16, 2008. The Company intends to regain compliance within this cure period.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.

Date: November 19, 2007

	By:	/s/ Chris Sharng

Name: Chris Sharng
Title: President

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